014951

NUMBER

ABP

7% SERIES A NON CUMULATIVE
CONVERTIBLE PREFERRED STOCK

ALLIANCE BANCSHARES CALIFORNIA

SHARES

7% SERIES A NON CUMULATIVE
CONVERTIBLE PREFERRED STOCK

SEE LEGEND ON REVERSE

This Certifies that

is the holder of

FULLY PAID AND NONASSESSABLE SHARES OF PREFERRED STOCK,

transferable on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

Dated: SPECIMEN

SPECIMEN

ALLIANCE BANCSHARES CALIFORNIA INCORPORATED JULY 11, 1979 CALIFORNIA

SECRETARY

PRESIDENT

COUNTERSIGNED AND REGISTERED:
U.S. STOCK TRANSFER CORPORATION
TRANSFER AGENT AND REGISTRAR
BY

AUTHORIZED SIGNATURE